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                                                                EXHIBIT 10.2 (a)

                         INTELLIGENT SYSTEMS CORPORATION
                            2003 STOCK INCENTIVE PLAN
                          EFFECTIVE AS OF MARCH 4, 2003

                                   ARTICLE I

                              PURPOSE; DEFINITIONS

         The purpose of the Plan is to support the Company's ongoing efforts to develop and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and to increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Awards" mean grants under this Plan of Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Commission" means the Securities and Exchange Commission or any successor agency.

         (e) "Committee" means a committee of at least two directors of the Company appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board or a committee of at least two directors who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Awards made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under
Section 162(m) of the Code of having a Committee composed of "outside directors" (as that term is defined in the Code) for certain grants of Awards to highly-compensated executives. At any time that the Board shall not have appointed a committee that meets the above requirements, any reference herein to the Committee shall refer to the Board.

         (f) "Common Stock" or "Stock" means the Common Stock of the Company.

         (g) "Company" means Intelligent Systems Corporation, a corporation organized under the laws of the State of Georgia, or any successor thereto.

         (h) "Exercise Period" means the 60-day period from and after a Change in Control.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (j) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the American Stock Exchange--Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

         (k) "Incentive Stock Option" means any Stock Option that complies with
Section 422 of the Code.

         (l) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

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         (m) "Non-Employee Director" shall have the meaning set forth in Rule
16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Commission.

         (n) "Other Stock-Based Award" means an Award made pursuant to paragraph
(a)(iv) of Article V.

         (o) "Plan" means this 2003 Intelligent Systems Corporation 2003 Stock Incentive Plan, as amended from time to time.

         (p) "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (q) "Restricted Stock" means an Award of shares of Common Stock pursuant to paragraph (a)(iii) of Article V.

         (r) "Section 16 Insider" means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

         (s) "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

         (t) "Stock Appreciation Right" or "SAR" means a right granted pursuant to paragraph (a)(ii) of Article V.

         (u) "Stock Option" means an option granted pursuant to paragraph (a)(i) of Article V.

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Common Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Article VI.

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications to the Plan, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan. The Committee shall also have the authority to determine the details and provisions of each Award agreement, and to make all other determinations necessary or advisable for the administration of the Plan.

         Subject to the terms of the Plan, the Committee shall have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award, but, at the discretion of the Committee or the Board, such determinations may be made subject to ratification by the Board.

         Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee shall be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Committee or the Board so provides.

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                                   ARTICLE III
                                   ELIGIBILITY

         All employees of the Company, its parents, subsidiaries and affiliates, as well as non-employee officers and non-employee members of the Board of Directors and key consultants and advisors of the Company or its parents, subsidiaries or affiliates, are eligible to be granted Awards under the Plan. However, only persons who are employees of the Company or its parents or subsidiaries may be eligible to receive an Incentive Stock Option.

                                   ARTICLE IV
                          COMMON STOCK SUBJECT TO PLAN

         (a) SHARES RESERVED. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 450,000 shares, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are issued or issuable under the Plan and used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

         (b) ANTIDILUTION ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to Awards outstanding or to be granted under the Plan shall be appropriately adjusted or modified, and the terms of any outstanding Award shall be adjusted or modified accordingly.

         (c) LIQUIDATION OR DISSOLUTION. If the Company is to be liquidated or dissolved in connection with a transaction described in Article VI, the provisions of such Article shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, except as may be provided by the Committee, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Stock Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Stock Options granted under the Plan to be exercisable at such time or times as the Committee may determine, notwithstanding the provisions of the respective Stock Option agreements regarding exercisability.

         (d) APPLICATION OF ADJUSTMENTS. The adjustments described in paragraphs
(b) through (d) of this Article IV, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made, to the greatest extent possible, in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article IV shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                    ARTICLE V
                                     AWARDS

         (a) GENERAL. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

                  (i) Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The exercise price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the

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applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or, if permitted by applicable law, such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company requesting that such broker deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, with respect to a Section 16 Insider, that such Common Stock shall not have been acquired within the preceding six months upon the exercise by such Section 16 Insider of a Stock Option or Award granted under the Plan, or a similar award granted under any other plan maintained at any time by the Company or any parent or subsidiary. Notwithstanding any provision of the Plan or any Award agreement to the contrary, in no event shall the Company be permitted to arrange for or extend credit to (as such terms are defined in Section 13(k) of the Exchange Act) any director or officer of the Company in connection with the exercise of any Award if such arrangement or extension of credit would violate applicable law.

                  (ii) Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

                  (iii) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock and shall be subject to all of the terms and conditions of the Restricted Stock agreement pursuant to which the underlying shares of Restricted Stock were issued.

                  (iv) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

         (b) MAXIMUM AWARDS. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 15 % of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An amount not in excess of 25 % of the shares of Common Stock originally reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

                                   ARTICLE VI
                          CHANGE IN CONTROL PROVISIONS

         (a) Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

                  (i) Stock Options and Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become immediately fully vested and exercisable.

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                  (ii) Restricted Stock and Other Stock-Based Awards. The
restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become immediately free of all restrictions and fully vested.

                  (iii) Cash-Out of Stock-Based Awards. Unless otherwise determined by the Committee at or after grant, the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall be cashed out on the basis of the "Change in Control Price," as defined in paragraph (c) of this Article VI, as of the date such Change in Control occurs or such other date as the Committee may determine.

         (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" means the happening of any of the following:

                  (i) The acquisition, other than in a transaction approved by the Incumbent Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction satisfying all of the requirements of clauses (A), (B) and (C) of subparagraph
(b) (iii) of this Article VI; or

                  (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more

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than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 25% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

         (c) CHANGE IN CONTROL PRICE. "Change in Control Price" means the maximum price paid for any shares of Stock acquired as part of the Change in Control except that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

         (d) SURRENDER ELECTION. Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, or after grant but before the Change in Control occurs, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Article VI shall have been exercised.

         (e) ACCOUNTING TREATMENT. Notwithstanding the foregoing, if any right granted pursuant to this Article VI would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Article VI would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Article VI with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

                                  ARTICLE VII
                         PLAN AMENDMENT AND TERMINATION

         The Board or the Committee may amend the Plan at any time, and the Board may terminate the Plan at any time, provided that no such amendment or termination shall be made without shareholder approval if such approval (a) would be required under applicable law or the applicable rules of any stock exchange, market or inter-dealer quotation system, or if (b) such amendment would (1) increase the total number of shares of Common Stock issuable pursuant to Incentive Stock Options granted under the Plan or (2) change the class of employees eligible to receive Incentive Stock Options under the Plan.

         Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

                                  ARTICLE VIII
                         PAYMENTS AND PAYMENT DEFERRALS

         Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. Subject to the limitations set forth in paragraph
(a) of Article V and except as prohibited by applicable law, the Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and

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procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

                                   ARTICLE IX
                       DIVIDENDS AND DIVIDEND EQUIVALENTS

         The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

                                    ARTICLE X
                                 TRANSFERABILITY

         Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by him.

                                   ARTICLE XI
                                AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. Such agreement shall contain such additional terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

                                   ARTICLE XII
                             UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         (a) Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any Award or shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange or market on which the Common Stock is traded. Prior to the issuance of any Award or shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the securities for investment and not for the purpose or with the intent of engaging in any distribution thereof. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market upon which the Common Stock is then listed or traded and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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         (b) Nothing contained in this Plan shall prevent the Company, a parent, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees, officers or directors.

         (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time. The grant of an Award under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. In the case of shares of Common Stock that may be issuable upon the exercise of an Award granted under the Plan, no person entitled to exercise such Award shall have any of the rights or privileges of a shareholder of record with respect to any such shares of Common Stock until such Award is exercised and certificates representing such shares have been issued and delivered to such person.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the immediate payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Award agreement, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

         (e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

         (f) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

         (g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

         (h) The Plan shall be effective on March 4, 2003. Except as otherwise provided by the Board, no Incentive Stock Option shall be granted after February 28, 2013, but any Awards granted theretofore may extend beyond that date.

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